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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 CC TOLLGATE LLC


                             ----------------------



                          DATED AS OF OCTOBER 12, 2004
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




                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS; INTERPRETATION; CONSTRUCTION............................1

     Section 1.1   Defined Terms...............................................1
     Section 1.2   Interpretation..............................................6
     Section 1.3   Construction................................................7

ARTICLE II ORGANIZATIONAL MATTERS..............................................7

     Section 2.1   Matters Respecting Formation; Qualification.................7
     Section 2.2   Name........................................................7
     Section 2.3   Members.....................................................7
     Section 2.4   Place of Business...........................................7
     Section 2.5   Registered Agent and Registered Office......................7
     Section 2.6   Purpose.....................................................8
     Section 2.7   Duration....................................................8
     Section 2.8   Tax Status..................................................8
     Section 2.9   No Certificates; Records and Registration...................8

ARTICLE III MATTERS RESPECTING CAPITAL.........................................8

     Section 3.1   Capital Structure...........................................8
     Section 3.2   Capital Contributions.......................................9
     Section 3.3   Additional Capital Contributions............................9
     Section 3.4   Creation and Issuance of Additional Units or Securities....11
     Section 3.5   Right to Return of Capital.................................11
     Section 3.6   Capital Accounts...........................................11
     Section 3.7   Loans......................................................13

ARTICLE IV PROFIT AND LOSS................................................... 13

     Section 4.1   Allocations of Profit and Loss.............................13
     Section 4.2   Transfers..................................................13
     Section 4.3   Allocations Related to Certain Items.......................13
     Section 4.4   Special Allocations........................................14
     Section 4.5   Income Tax Allocation......................................15
     Section 4.6   Code Section 704(c)........................................16
     Section 4.7   Nonrecourse Liabilities....................................16
     Section 4.8   Negative Capital Accounts..................................16

ARTICLE V DISTRIBUTIONS AND OTHER PAYMENTS TO UNITHOLDERS.....................16

     Section 5.1   Distributable Funds........................................16
     Section 5.2   Tax Distributions..........................................16
     Section 5.3   General Distribution Rules.................................16
     Section 5.4   Dissolution................................................17

ARTICLE VI MANAGEMENT OF THE COMPANY..........................................17

     Section 6.1   Management.................................................17
     Section 6.2   Limitations on Authority of the Manager and Officers.......18
     Section 6.3   Manager....................................................18
     Section 6.4   Compensation and Reimbursement of Manager..................18
     Section 6.5   Time Devoted by Manager....................................18
     Section 6.6   Officers...................................................18
     Section 6.7   Bank Accounts..............................................19
     Section 6.8   Insurance..................................................19
     Section 6.9   Company Meetings...........................................19

ARTICLE VII RIGHTS AND OBLIGATIONS OF UNITHOLDERS.............................20

     Section 7.1   Limitation on Liability....................................20
     Section 7.2   Priority and Return of Capital.............................20

ARTICLE VIII TRANSFER OF UNITS; WITHDRAWAL....................................20

     Section 8.1   Transfers and Withdrawals Generally........................20
     Section 8.2   Voluntary Transfers........................................21
     Section 8.3   Century Option.............................................22
     Section 8.4   Right of Approval..........................................22
     Section 8.5   Co-Sale Rights and Obligations.............................23
     Section 8.6   Purchase on Gaming Disqualification........................24

ARTICLE IX  ADDITIONAL AGREEMENTS.............................................24

     Section 9.1   Conversion.................................................24

ARTICLE X DISSOLUTION AND WINDING UP AFFAIRS..................................25

     Section 10.1  Dissolution................................................25
     Section 10.2  Winding Up.................................................25
     Section 10.3  Distributions upon Dissolution.............................26
     Section 10.4  Orderly Liquidation........................................26
     Section 10.5  Claims of Members..........................................26

ARTICLE XI ACCOUNTING AND REPORTS.............................................26

     Section 11.1  Books and Records..........................................27
     Section 11.2  Tax Return; Tax Elections..................................27
     Section 11.3  Tax Matters Partner........................................28
     Section 11.4  Financial Information......................................28

ARTICLE XII LIABILITY, EXCULPATION AND INDEMNIFICATION........................28

     Section 12.1  Liability..................................................28
     Section 12.2  Exculpation................................................29
     Section 12.3  Duties and Liabilities of Covered Persons..................29
     Section 12.4  Indemnification............................................29
     Section 12.5  Expenses...................................................30
     Section 12.6  Insurance..................................................30
     Section 12.7  Outstanding Businesses.....................................30

ARTICLE XIII CONFIDENTIALITY AND NON-USE......................................30

     Section 13.1  Restrictions on Disclosure.................................30
     Section 13.2  Restrictions on Use........................................31
     Section 13.3  Violations.................................................31

ARTICLE XIV MISCELLANEOUS.....................................................31

     Section 14.1  Title to Company Property..................................31
     Section 14.2  Waiver of Partition and Dissolution Right..................31
     Section 14.3  Amendment..................................................31
     Section 14.4  Notices....................................................32
     Section 14.5  Governing Law..............................................32
     Section 14.6  Waiver of Jury Trial.......................................33
     Section 14.7  Further Assurances.........................................33
     Section 14.8  Conflicts..................................................33
     Section 14.9  Severability...............................................33
     Section 14.10 Waivers....................................................33
     Section 14.11 Creditors..................................................33
     Section 14.12 Binding Effect.............................................33
     Section 14.13 Entire Agreement...........................................33
     Section 14.14 Counterparts...............................................33
     Section 14.15 Electronic Transmissions...................................33
     Section 14.16 Counsel to Company.........................................34



                                     -iii-
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LIST OF EXHIBITS/SCHEDULES

     Schedule   A   Members, Capital Contributions, Initial Capital Account
                    Balances and Units

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 CC TOLLGATE LLC


     This Limited Liability Company Agreement of CC Tollgate LLC, a Delaware limited liability company (the "Company"), is made and entered into as of October 12, 2004, by and among the initial members of the Company as set forth on the signature page hereof (the "Initial Members").

                                    ARTICLE I
                    DEFINITIONS; INTERPRETATION; CONSTRUCTION

     Section 1.1 Defined Terms. The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters:

     "Accountants" shall have the meaning ascribed thereto in Section 11.1(c).

     "Act" mean the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq.

     "Adjusted Basis" shall mean, as of any date of determination, the Company's adjusted basis in any asset as of such date, as determined for Federal income tax purposes pursuant to Section 1011 of the Code.

     "Affiliate" shall mean, with respect to any Person, any other Person who, directly or indirectly, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with their correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Agreement" shall mean this Limited Liability Company Agreement.

     "Applicable Law" shall mean each applicable law, statute, treaty, rule, code, ordinance, regulation, consent, certificate, order, interpretation, exemption, license and permit of any governmental authority and each judgment, decree, injunction, writ, order or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including any pertaining to health, safety or the environment).

     "Approved Sale" shall have the meaning ascribed thereto in Section 8.4(a).

     "Capital Account" shall mean, with respect to each Unitholder, the capital account established and maintained for such Unitholder pursuant to Section 3.6.

     "Capital Contribution" shall mean, with respect to each Member, all cash and other property contributed by such Member to the capital of the Company pursuant to this Agreement.

     "Carrying Value" shall mean, with respect to any asset, the Adjusted Basis thereof; provided, however, that the Carrying Value of any property contributed to the Company or any property revalued in accordance with Section 3.6(c) shall be the Fair Market Value of such contributed or revalued property on the date of contribution or revaluation, reduced, but not below zero, by all depreciation, amortization and similar expense charged to the Unitholders' Capital Accounts pursuant to Section 3.6 with respect to such property. The Carrying Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under Section 734(b) or 743(b) of the Code, but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that the Carrying Value will not be adjusted under this definition to the extent that an adjustment pursuant to Section 3.6(c) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this sentence.

     "Cause" shall mean the following acts or failure to act by the Manager:

     (i) filing a voluntary petition in bankruptcy or insolvency, or a petition for relief or reorganization under any bankruptcy or insolvency law;

     (ii) consenting to an involuntary petition in bankruptcy or fail to vacate any order approving an involuntary petition within sixty (60) days from the date of entry thereof;

     (iii) assigning for the benefit of its creditors all or any substantial part of its assets, or consenting to the appointment of a receiver, liquidator, custodian or trustee in bankruptcy for the Manager of all or any substantial part of its assets;

     (iv) failing to materially perform or materially comply with any of the covenants, agreed terms or conditions contained in this Agreement applicable to the Manager and such failure shall continue for a period of forty-five (45) days after written notice thereof from the Company to the Manager specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within forty-five
(45) days, if Manager fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter;

     (v) a final nonappealable judgment by a court of competent jurisdiction that the Manager committed fraud; or

          (vi) the Manager becomes a Disqualified Holder.

     "Century" shall mean Century Casinos Tollgate Inc., a Delaware corporation.

     "Certificate" shall mean the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware on October 12, 2004.

     "Code" shall mean the United States Internal Revenue Code of 1986.

     "Company" shall have the meaning ascribed thereto in the introductory paragraph and shall include any successor entities to the Company.

     "Contribution Agreement" means the Contribution Agreement dated October 12, 2004 among the Company and the Initial Members.

     "Covered Person" shall mean any Manager, Member, officer or other employee or agent of the Company (including the Liquidating Trustee) or its Affiliates.

     "Disqualified Holder" has the meaning described thereto in Section 8.6.

     "Distributable Funds" shall mean, with respect to any period, all cash receipts (i) derived by the Company from normal business operations, but excluding any amounts that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, (ii) received as proceeds from any Company financing, refinancing or other extraordinary event (including cash received from the sale of all or substantially all of the Company's assets, but excluding any proceeds attributable to the issuance of equity securities by the Company) or (iii) withdrawn from reserves during such period, minus (w) all expenses (other than depreciation and other similar noncash expenses) incurred incident to the normal operation of the Company's business, (x) all capital expenditures made during such period, (y) all payments of principal and interest made during such period with respect to Company loans, including Member Loans, and (z) all working capital and cash reserves that the Manager deems necessary for the needs and operation of the Company's business. Distributable Funds shall be determined in accordance with the cash receipts and disbursements method of accounting and otherwise in accordance with GAAP.

     "Fair Market Value" shall mean, with respect to any property, the value that would be obtained therefor in an arm's length transaction or sale (for cash) between an informed and willing purchaser and an informed and willing seller, neither being under any compulsion to buy or sell, which value shall be determined in good faith by the Manager unless otherwise provided herein and shall take into account Section 7701(g) of the Code.

     "Fiscal Year" shall mean the calendar year.

     "GAAP" shall mean United States generally accepted accounting principles consistently applied in effect from time to time.

     "Initial Company Equity" shall mean the Interest of each of the Initial Members as a percentage of the Company, determined by dividing the number of Units held by each Initial Member by the number of Units held by all of the Initial Members.

     "Initial   Members"  shall  have  the  meaning   ascribed  thereto  in  the
introductory paragraph.

     "Interest" shall mean, with respect to any Member, such Member's entire ownership interest in the Company at any particular time (which shall be represented by Units), including such Member's right to share in Profits and Losses and to receive distributions pursuant to this Agreement and any and all rights and benefits to which such Member may be entitled as provided in this Agreement and the Act, together with the obligation of such Member to comply with all the terms and provisions of this Agreement.

     "Issuance Items" shall have the meaning ascribed thereto in Section 4.3(b).

     "Liquidating Trustee" shall have the meaning ascribed thereto in Section 10.2.

     "Loss" shall mean, except as otherwise provided in Section 3.6(b), the taxable loss of the Company for any taxable year or portion thereof, as computed for Federal income tax purposes in accordance with Section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be aggregated, but there shall be excluded from such computation any item of income, gain, loss or deduction which is specially allocated under Article IV hereof.

     "Manager" shall mean Century and any Person hereafter elected as a Manager of the Company as provided in this Agreement, but does not include any Person that subsequently ceases to be a Manager pursuant to the provisions of this Agreement. In the case of any Manager that is not a natural person, references herein to the Manager shall include and mean such Person acting by and through the duly authorized officers, directors, members, or managers (as appropriate) of such Person.

     "Member" shall mean the Initial Members and any other Person that is hereafter admitted as a Member pursuant to the issuance of any new or additional Units in accordance with Section 3.3 and Section 3.4 or pursuant to Section 8.2(b) hereof, but does not include any Person that ceases to be a Member pursuant to the provisions of this Agreement.

     "Minimum Gain" shall have the meaning ascribed to "partnership minimum gain" in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

     "Net Agreed Value" shall mean (i) in the case of a Capital Contribution, the Fair Market Value of the property contributed to the Company reduced by any indebtedness secured by such property and assumed or taken subject to by the Company upon such contribution under Section 752 of the Code, and (ii) in the case of any property distributed to a Unitholder, the Fair Market Value of the property distributed reduced by any indebtedness secured by such property and assumed or taken subject to by such Unitholder upon such distribution under
Section 752 of the Code.

     "Participation Notice" shall have the meaning ascribed thereto in Section 3.3(a).

     "Person" shall mean an individual, corporation, limited liability company, partnership, limited partnership, joint venture, trust, unincorporated organization or any other entity, including any United States, foreign, state or local governmental entity or municipality or any authority, department, commission, board, bureau, agency, court, instrumentality or subdivision thereof.

     "Profit" shall mean, except as otherwise provided in Section 3.6(b), the taxable income of the Company for any taxable year or portion thereof, as computed for Federal income tax purposes in accordance with Section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be aggregated, but there shall be excluded from such computation any item of income, gain, loss or deduction which is specially allocated under Article IV hereof.

     "Purchase Offer" shall have the meaning ascribed thereto in Section 8.4(a).

     "Regulatory Allocations" shall mean any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to
Section 4.4, such allocations (or limitations thereon) set forth in Section 4.4 being directly or indirectly provided in Treasury Regulations promulgated under
Section 704(b) of the Code.

     "Required Interest" shall mean, in connection with any vote or consent of the Members or as the context otherwise requires, those Members holding at least fifty percent (50%) of the Units entitled to vote as of the date of such determination.

     "Selling Group" shall have the meaning ascribed thereto in Section 8.5(a).

     "Tax Liability" means, for a Unitholder, with respect to any Fiscal Year, the product of (a) the aggregate amount of all Profits and separately allocated items of income and gain allocated to such Unitholder for such Fiscal Year, reduced by any Losses and separately allocated items of loss and deduction allocated to such Unitholder for prior Fiscal Years and not previously applied to reduce Profits as described in this sentence, and (b) a percentage (which percentage shall be the same for each Member regardless of such Member's actual effective State or Federal tax rates) established at the maximum marginal Federal and state of Colorado individual tax rates in effect for the Fiscal Year to which the distribution relates or such other rate as the Manager shall reasonably determine.

     "Tollgate" shall mean Central City Venture, LLC, a Colorado limited liability company.

     "Transfer" means, with respect to any Unit, property, asset or other right or interest, (i) when used as a verb, to sell, assign, transfer, exchange, distribute, devise, gift, grant a lien on, encumber or otherwise dispose of such Unit, property, asset or other right or interest, in whole or in part, or (ii) when used as a noun, the sale, assignment, transfer, exchange, distribution, devise, gift, granting of a lien, encumbrance or other disposition of such Unit, property, asset or other right or interest, in whole or in part, in either case whether pursuant to a sale, merger, combination, consolidation, reclassification or otherwise, and whether voluntarily or by operation of law.

     "Treasury Regulations" shall mean the United States Income Tax Regulations promulgated under the Code.

     "Unitholder" shall mean all Persons who hold Units in the Company, regardless of whether they are Members.

     "Unitholder Loan" shall have the meaning ascribed thereto in Section 3.7.

     "Unitholder Nonrecourse Debt" shall have the meaning ascribed to "partner nonrecourse debt" in Treasury Regulation Section 1.704-2(b)(4).

     "Unitholder Nonrecourse Debt Minimum Gain" shall have the meaning ascribed to "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i)(2).

     "Units" shall be the unit of measurement for determining a Person's Interest in the Company, with each Unit evidencing a proportional part of certain rights in the Company during its existence, and in the assets of the Company upon dissolution. All Interests in the Company shall be evidenced by and Transferred with Units, which may be designated in one or more classes or series and with such rights, privileges, preferences and limitations as determined by the Manager.

     Section 1.2 Interpretation. In this Agreement, unless a clear contrary intention appears:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person's successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (c) reference to any gender includes each other gender;

     (d) reference to any agreement (including this Agreement), document or instrument means, unless specifically provided otherwise, such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

     (e) reference to the Act, Code or any other Applicable Law means, unless specifically provided otherwise, such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means, unless specifically provided otherwise, that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

     (f) reference in this Agreement to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section hereof or Appendix, Schedule or Exhibit thereto;

     (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof;

     (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

     (i) "or" is not exclusive;

     (j) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

     (k) except as otherwise provided herein, all actions which any Person may take and all determinations which any Person may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Person.

     Section  1.3  Construction.  In the  event  any  claim is made by any party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or his counsel. Each of the parties agrees that they have had an opportunity to review this Agreement and make comments and changes as they deem appropriate with respect to the provisions hereof and that the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     Section 2.1 Matters Respecting Formation; Qualification.
                 --------------------------------------------

     (a) The Members hereby ratify and in all respects confirm the formation of the Company under the laws of the State of Delaware pursuant to the filing of the Certificate. The Company shall exist on the terms and conditions and for the purposes stated herein. The Manager shall, from time to time, execute and file such other certificates and documents as it may deem necessary or appropriate with respect to the conduct of the business by the Company.

     (b) The Manager shall cause the Company to be qualified, formed or registered under assumed or fictitious names statutes or similar laws in any jurisdiction in which the Company transacts business in which such qualification, formation or registration is required or desirable. The Manager or an officer of the Company shall execute, deliver and file any certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

     Section 2.2 Name. The name of the Company shall be CC Tollgate LLC.

     Section 2.3 Members. The Initial Members of the Company are the Persons executing this Agreement, each of which is hereby, or previously has been, admitted to the Company as a

Member. No additional Members shall be admitted to the Company, except (i) pursuant to the issuance of Units or securities in accordance with Section 3.3 and Section 3.4, or (ii) pursuant to a Transfer of Units in accordance with
Article VIII and, in connection with such Transfer, the consent of the Manager if required in accordance with Section 8.2(b).

     Section 2.4 Place of Business. The Company's principal place of business shall be [_______________________] or other place as the Manager may from time to time designate by notice to the Members.

     Section 2.5 Registered Agent and Registered Office. Except as otherwise designated by the Manager from time to time, the name and address of the Company's registered agent for service of process in the State of Delaware shall be [CT Corporation, 1209 Orange Street, Wilmington, Delaware 19801], and the registered office of the Company in the State of Delaware shall be located at such address.

     Section 2.6 Purpose. The purpose of the Company shall be (i) to own, develop, construct and operate a casino or casinos in Central City, Colorado (the "Casino"); and (ii) to engage in the transaction of all lawful business for which a limited liability company may be organized under the Act. In furtherance of such purpose, the Company shall be empowered to engage in any lawful activity for which a limited liability company may be formed under the Act and all acts necessary, appropriate, proper or advisable for, or incidental to, the furtherance and accomplishment of the foregoing purposes.

     Section 2.7 Duration. The term of the Company commenced on the date the Certificate was filed with the Secretary of State of Delaware and shall continue until it is dissolved in accordance with the provisions of this Agreement or by operation of law.

     Section 2.8 Tax Status. The Members intend that the Company shall be treated as a partnership for Federal and state income tax purposes rather than as an association taxable as a corporation.

     Section 2.9 No Certificates; Records and Registration.
                 ------------------------------------------

     (a) No Certificates. No Unitholder shall be entitled to receive a certificate evidencing the Units owned by such Unitholder. The Company shall maintain a Unit register that shall evidence each Member's ownership of Units.

     (b) Rights of Registered Member. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Units to receive distributions, and to vote as such owner, and to hold liable for calls and assessments a Person registered on its books as the owner of such Units and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     (c) Transfers. Upon surrender to the Company of such instruments of Transfer or other documents as the Manager may require for the transfer of Units, and provided that the Transfer is in compliance with the terms of this Agreement, the Company shall record the transaction upon its books.

     (d) Record Date. In order that the Company may determine the Members entitled to notice of or to consent, approve or vote on any matter, or the Unitholders entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the Manager may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such action or event.

                                   ARTICLE III
                           MATTERS RESPECTING CAPITAL

     Section 3.1 Capital Structure. The authorized capital of the Company shall consist of 1,000,000 Units. Each Member shall be entitled to one vote per Unit held of record by such Member on the Company's books as to matters that come before the Members for a vote.

     Section 3.2  Capital Contributions.
                  ----------------------

     (a) Simultaneously with the execution of this Agreement, Units shall be issued to the Initial Members in the amounts and in exchange for the Capital Contributions set forth on Schedule A, all of which Capital Contributions shall be paid contemporaneous with the execution of this Agreement, unless otherwise provide in the Contribution Agreement.

     (b) The Members shall be liable only to make their Capital Contributions pursuant to Section 3.2(a) and no Member shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to Section 3.2(a), to make any additional Capital Contributions to the Company pursuant to Section 3.3 or otherwise. No Member shall have any personal liability for the repayment of any Capital Contributions of any other Member or Unitholder.

     Section 3.3  Additional Capital Contributions.
                  ---------------------------------

     (a) If additional Capital Contributions are required by the Company (as reasonably determined by the Manager), the Manager shall give written notice to the Members ("Participation Notice"). The Participation Notice shall specify the amount of the Capital Contribution, and date such contribution is required. Each Member (other than the Manager if it is a Member) must notify the Manager in writing within thirty (30) days of the receipt of the Participation Notice if such Member wishes to contribute such capital. If no written response agreeing to participate has been received by the Manager from a Member within such 30-day period, the Member shall be deemed to have refused to participate. Capital shall be contributed through the purchase of additional Units. The Manager shall determine the number of Units to be purchased and the price per Unit, which shall be set forth in the Participation Notice. Members must agree to purchase all or none of the Units allocable to such Member. Each Member shall be offered the opportunity to purchase a proportionate number of Units equal to the total number of Units offered multiplied by a fraction (i) the numerator of which is the number of Units then owned by such Member and (ii) the denominator of which is the total number of Units owned by all Members. The closing of the proposed sale of Units to the Members shall be on the closing date and on the terms and conditions stipulated in the Participation Notice, provided that the Manager may extend the closing date specified in the Participation Notice to a date that is not later than one hundred twenty (120) days from the date of the Participation Notice. If the proposed sale is not completed within one hundred twenty (120) days from the date of the Participation Notice, the Company may not issue Units of the Company without again complying with this Section 3.3(a).

     (b) Notwithstanding anything to the contrary in Section 3.3(a), if Tollgate refuses to participate after receiving a Participation Notice pursuant to
Section 3.3(a):

          (i) Century may elect, in its sole discretion, to fund all or a portion of Tollgate's Capital Contribution as set forth in Tollgate's Participation Notice, in which case Century shall be issued a portion of the Units corresponding to such Capital Contributions as detailed in the Participation Notice and Tollgate shall be issued the remaining Units corresponding to such Capital Contribution as detailed in the Participation Notice such that the Initial Company Equity held by Tollgate shall be reduced using the following table:




------------------------------------------------- -----------------------------
         Additional Capital Not                Reduction of Tollgate's Intitial
  Contributed by Tollgate Determined                Company Equity*
         on a Cumulative Basis
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
          xxxxx xxxx xxxxxxx                         xx xx xxxx
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
          xxxx xx xxxx xxxxxxx                       xx xx xxxx
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
          xxxx xx xxxx xxxxxxx                       xx xx xxxx
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
          xxxx xx xxxx xxxxxxx                       xx xx xxxx
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
          xxxx xx xxxx xxxxxxx                       xx xx xxxx
-------------------------------------------------------------------------------


          Such issuance of Units shall not affect the respective Capital Accounts of Tollgate or Century. Notwithstanding the foregoing, if the primary purpose of the Capital Contribution is to improve the interest rate or terms of the Company's initial

------------------

     Determined proportionately based on the ratio that capital not contributed bears to $1.0 million.

     financing of up to $27.5 million to finance project construction from the terms proposed by Innovation Capital as of the date of this Agreement, no such dilution shall occur.

          (ii) If Century does not elect to fund all or a portion of Tollgate's Capital Contribution as set forth in Tollgate's Participation Notice pursuant to Section 3.3(b)(i), the Manager, in its sole discretion, may elect either (x) to not issue additional Units to any Member pursuant to
     Section 3.3(a) or (y) to issue sufficient Units to Tollgate (despite its refusal to participate after receiving a Participation Notice pursuant to
     Section 3.3.(a)) such that Tollgate's Interest is not reduced.

     (c) Notwithstanding Section 3.3(a) or Section 3.3(b), any proposed additional Capital Contributions that cause the total equity contributed to and funded debt issued by the Company to exceed [$47.9] million shall require Tollgate's consent, which shall not be unreasonably withheld or delayed, and dilution percentages for a failure to participate in such Capital Contributions shall be negotiated in good faith by Tollgate and Century within sixty (60) days of the date on which the Manager delivers a Participation Notice; provided that if Tollgate and Century are unable to agree on dilution percentages within sixty
(60) days after the Manager delivers a Participation Notice, the dilution percentages for excess Capital Contributions shall equal the percentage set forth in Section 3.3(b) hereof (with amounts in excess of $5.0 million carrying the same dilution of up to 2.0% as is set forth in the "$4.0 million to $5.0 million" table in such section).

     Section 3.4 Creation and Issuance of Additional Units or Securities. Subject to Section 3.3 with respect to additional Capital Contributions by current Members, to the extent applicable:

     (a) The Manager in its good faith discretion is authorized to cause the issuance of additional Units, including Units in one or more classes, or one or more series of such classes, which classes or series shall have, subject to the provisions of Applicable Law, such rights, designations, preferences and limitations as may be fixed by the Manager, including with respect to: (i) the Capital Contribution to be required by each such class or series; (ii) the allocation of Profits or Losses to each such class or series; (iii) the right of each such class or series to share in distributions; (iv) the rights of each such class or series upon dissolution and liquidation of the Company; (v) the price at which, and the terms and conditions upon which, each such class or series of Units may be redeemed by the Company, if any such class or series is so redeemable; (vi) the rate at which, and the terms and conditions upon which, each such class or series may be converted into another class or series of Units; and (vii) the right of each such class or series to vote on, or take action with respect to, Company matters, including matters relating to the relative rights, preferences, and privileges of such class or series, to the extent permitted by Applicable Law, if any such class or series is granted such voting rights. Any purchaser of new or additional Units in accordance with this
Section 3.4 shall be admitted to the Company as a Member upon the execution of such subscription and other documents as the Manager may require and upon receipt of the purchaser's Capital Contribution.

     (b) The Manager in its reasonable good faith discretion is authorized to cause the issuance of any other type of security of the Company from time to time to Members or other Persons on terms and conditions established by the Manager. Such securities may include unsecured and secured debt obligations of the Company, debt obligations of the Company convertible into Units, and options, rights, or warrants to purchase any such Units.

     Section 3.5 Right to Return of Capital. No Unitholder shall be entitled to withdraw or reduce any part of its Capital Contributions to, or to receive any distributions from, the Company except as provided in this Agreement. No Unitholder shall be entitled to demand or receive interest on its Capital Contributions or on any balance in its Capital Account.

     Section 3.6  Capital Accounts.
                  -----------------

     (a) A separate Capital Account shall be maintained for each Unitholder. The Capital Account of each Unitholder shall be credited with (i) the amount of all Capital Contributions made by such Unitholder pursuant to this Article III (which amount, in the case of property (other than cash) contributed by a Unitholder to the Company shall be the Net Agreed Value thereof), (ii) all Profit and each item of income and gain allocated to such Unitholder pursuant to
Article IV and (iii) any other amounts required by Treasury Regulation Section 1.704-1(b); and debited with (x) all Loss and each item of loss and deduction allocated to such Unitholder pursuant to Article IV, (y) all cash and the Net Agreed Value of any property distributed by the Company to such Unitholder pursuant to this Agreement and (z) any other amounts required by Treasury Regulation Section 1.704-1(b). Notwithstanding anything to the contrary contained herein, the Capital Account of a Unitholder shall be determined in all events in accordance with the rules set forth in Treasury Regulation Section 1.704-l(b)(2)(iv). To the extent that any provision of this Agreement is inconsistent with the requirements of Treasury Regulation Section 1.704-l(b)(2)(iv), such Treasury Regulation shall control.

     (b) Profit or Loss for each Fiscal Year or other period, and each item of income, gain, loss or deduction which is specially allocated pursuant to Article IV hereof for any Fiscal Year or other period, shall be adjusted as follows:

          (i) The computation of all items of income and gain shall be made as to those items described in Section 705(a)(1)(B) of the Code, without regard to the fact that such items are not includible in gross income for federal income tax purposes;

          (ii) All deductions for depreciation, cost recovery, amortization or similar items attributable to any property (other than cash) contributed by a Member to the Company or revalued pursuant to Section 3.6(c) shall be determined as if the Adjusted Basis of such property on the date of contribution or revaluation was equal to the Carrying Value of such property on such date, in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(g);

          (iii) Any income, gain or loss attributable to the taxable disposition of an asset shall be determined by the Company as if the Adjusted Basis of such asset as of such date of disposition were equal to the Carrying Value of such asset as of such date;

          (iv) All expenses of the Company described in Section 705(a)(2)(B) of the Code or treated as expenditures under Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(i) and not otherwise allocated under Section 4.1 shall be treated as an item of deduction;

          (v) In the event of a revaluation  of any property in accordance  with
     Section 3.6(c), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; and

          (vi) To the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

     (c) At the discretion of the Manager, the Capital Accounts of the Unitholders may be increased or decreased to reflect a revaluation of the Company property to Fair Market Value on the Company's books to the extent permitted under Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

     (d) A transferee of Units shall succeed to the Capital Account relating to the transferred Units, and there shall be no adjustment to the Capital Accounts as a result of such transfer except as otherwise required under Treasury Regulation Section 1.704-1.

     (e) The manner in which Capital Accounts are to be maintained pursuant to this Section 3.6 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder. If in the opinion of the Company's accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 3.6 should be modified in order to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 3.6, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Unitholders.

     (f) The Manager shall also: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Section 1.704-1(b)(2)(iv)(q) of the Treasury Regulations, and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with
Section 1.704-1(b) of the Treasury Regulations; provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a material adverse effect on any Unitholder, such adjustment shall require the consent of such Unitholder.

     Section 3.7 Loans. In the event the Manager shall reasonably determine, at any time, that the Company requires additional funds for development, operations or capital expenditures, the Manager shall have the right to cause the Company to borrow additional funds from a third-party lender or from any Unitholder upon such market terms and conditions as the Manager deems reasonable and appropriate under the circumstances. The Members hereby approve the Company's proposed borrowing of up to $27.5 million to finance project construction. Any loan made by a Unitholder or its Affiliates pursuant to this Section 3.7 ("Unitholder Loan") must be on terms that are not less favorable to the Company than terms reasonably available from an unrelated third party, shall not be treated as a Capital Contribution and payments of principal and interest on Unitholder Loans shall not be considered distributions.

                                   ARTICLE IV
                                 PROFIT AND LOSS

     Section 4.1 Allocations of Profit and Loss. After giving effect to the provisions of Section 4.3 and Section 4.4, the Profits and Losses, if any, of the Company for any Fiscal Year shall be allocated among the Unitholders in proportion to their Units.

     Section 4.2 Transfers. To the extent permitted by Applicable Law, in the event of a transfer of Units during a taxable year, the Company shall make an interim closing of its books (or, at the election of the applicable transferor and transferee and with the consent of the Manager, utilize any other method permitted under Section 706 of the Code) for purposes of determining the allocations and distributions required under this Agreement.

     Section 4.3  Allocations Related to Certain Items.
                  -------------------------------------

     (a) Notwithstanding the provisions of Section 4.1, in the event that any fees, interest or other amounts paid or payable to any Unitholder or Affiliate thereof are deducted by the Company in reliance on Sections 707(a) or 707(c) of the Code, and such fees, interest or other amounts are disallowed as deductions to the Company and are recharacterized as Company distributions, there shall be allocated to such Unitholder's Capital Account, prior to the allocations provided in Section 4.1, an amount of Company gross income for the year in which such fees, interest or other amounts are treated as Company distributions equal to such fees, interest or other amounts so treated as distributions.

     (b) Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Member (the "Issuance
Items") shall be allocated among the Unitholders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Issuance Items had not been realized.

     Section 4.4  Special Allocations.
                  --------------------

     (a) Solely for purposes of determining a Unitholder's Capital Account in applying the provisions of this Section 4.4, the anticipated adjustments, allocations and
distributions       described      in      Treasury      Regulation      Section
1.704-l(b)(2)(ii)(d)(4)-(6) shall be taken into account, and each Unitholder shall be deemed obligated to restore any deficit in its Capital Account to the extent of the sum of its share of the Minimum Gain, as determined pursuant to Treasury Regulation Section 1.704-2(g), and its share of the Unitholder Nonrecourse Debt Minimum Gain, as determined pursuant to Treasury Regulation
Section 1.704-2(i)(5).

     (b) Notwithstanding any other provision of this Article IV, no allocation of Loss, or other allocation of loss or deduction, shall be made to any Unitholder if such allocation would result in such Unitholder having a negative balance in its Capital Account at the close of such year in excess of the amount it would be required to restore on a liquidation of the Company at the close of such year. Any Loss (or other loss or other deduction) which cannot be allocated to a Unitholder pursuant to the restrictions contained in this Section 4.4(b) shall be allocated to the other Unitholders of the Company (to the extent not inconsistent with the restrictions of this Section 4.4(b)) in accordance with the ratio of their then respective Capital Account balances.

     (c) Notwithstanding any other provision of this Article IV, in the event any Unitholder unexpectedly receives an adjustment, allocation or distribution described in clause (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) that results in such Unitholder having a negative balance in its Capital Account at the close of such year in excess of the amount that it is deemed obligated to restore on a liquidation of the Company at the close of such year, or for any other reason has a deficit Capital Account balance in excess of such amount, such Unitholder shall be allocated Profit (and other income and gain) in an amount and manner sufficient to eliminate such excess as promptly as possible.

     (d) In accordance with and pursuant to Treasury Regulation Section 1.704-2(i)(1), all partner nonrecourse deductions (as defined in that Treasury Regulation) shall be allocated to the Unitholder that bears the economic risk of loss on the Unitholder Nonrecourse Debt giving rise to such deductions as determined under that Treasury Regulation. Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations), such deductions shall be allocated to the Unitholders in the same manner as Loss is allocated for such period.

     (e) In accordance with and pursuant to Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4) (and subject to the exceptions set forth therein), if there is a net decrease in either Minimum Gain or Unitholder Nonrecourse Debt Minimum Gain or both during any taxable year, all Unitholders shall be allocated, before any other allocation is made of Profit (and other income and gain) or Loss (or other loss or deduction) for such taxable year, items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Unitholder's share in the decrease in Minimum Gain or Unitholder Nonrecourse Debt Minimum Gain, as determined pursuant to Treasury Regulation Sections l.704-2(g)(2) and 1.704-2(i)(4).

     (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury

Regulation Sections  1.704-1(b)(2)(iv)(m)(2) or  1.704-1(b)(2)(iv)(m)(4),  to be
taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Unitholder or Unitholders to whom such adjustment relates as determined in accordance with such Treasury Regulations.

     (g) It is the intent of the parties to this Agreement that the Regulatory Allocations provided herein satisfy the requirements of certain Treasury
Regulations under Section 704(b) of the Code. It is further intended that the allocations under this Article IV shall effect an allocation for Federal income tax purposes in a manner consistent with Section 704(b) of the Code and comply with any limitations or restrictions therein and, to the extent possible, that any allocations pursuant to this Section 4.4 shall be offset with other special allocations of income, gain, loss of deduction in whatever manner the Manager reasonably and in good faith determines so that, after such offsetting allocations are made, each Unitholder's Capital Account balance is (to the extent possible) equal to the Capital Account balance such Unitholder would have had if the allocations pursuant to this Section 4.4 were not part of this Agreement and all items of income, gain, loss and deduction were allocated pursuant to Section 4.1. In exercising its discretion under this Section 4.4, the Manager shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made. If for any reason the allocations contained in this Agreement conflict with the Treasury Regulations promulgated under Section 704 of the Code, the Members acknowledge that such Treasury Regulations shall control.

     Section 4.5 Income Tax Allocation. For federal, state and local income tax purposes, except as otherwise provided in Section 4.6, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Unitholders in accordance with the corresponding book allocations thereof as provided in Section 4.1 though Section 4.4.

     Section 4.6 Code Section 704(c). Under Section 704(c) of the Code and Treasury Regulation Section 1.704-3, income, gain, loss, deduction and amount realized with respect to any asset contributed to the capital of the Company, solely for federal income tax purposes, shall be allocated among the Unitholders so as to take into account any variation between the Carrying Value of such property and its Adjusted Basis at the time of contribution. If the Carrying Value of any asset is adjusted under Section 3.6(c), subsequent allocations of income, gain, loss, deduction and amount realized, solely for federal income tax purposes, shall be allocated among the Unitholders so as to take into account any variation between the Carrying Value of such property and its Adjusted Basis at the time of revaluation as adjusted in the manner required under Treasury Regulation Section 1.704-3(a)(6). The allocations required by this Section 4.6 shall be made using the traditional method as permitted under Treasury Regulation Section 1.704-3.

     Section 4.7 Nonrecourse  Liabilities.  For purposes of Treasury  Regulation
Section 1.752-3(a)(3), the Unitholders agree that "excess nonrecourse liabilities" of the Company (as defined in Treasury Regulation Section 1.752-3(a)(3)) shall be allocated to the Unitholders in proportion to their Units.

     Section 4.8 Negative Capital Accounts. No Unitholder shall have any obligation to make any contribution to the capital of the Company with respect to any deficit in its Capital Account, and such deficit shall not be considered a debt owed to the Company or to any Person for any purpose whatsoever.

                                    ARTICLE V
                 DISTRIBUTIONS AND OTHER PAYMENTS TO UNITHOLDERS

     Section 5.1 Distributable Funds. Except as otherwise provided in Section 5.2, it is not anticipated that the Company will distribute cash or other assets to the Unitholders on a regular basis; however, if the Company has Distributable Funds that the Manager determines in its sole discretion should be distributed to the Unitholders, such Distributable Funds of the Company shall be distributed among the Unitholders in proportion to their Units.

     Section 5.2 Tax Distributions. Except to the extent prohibited by loan agreement covenants or other agreements, within ninety (90) days after the end of each Fiscal Year, the Company shall distribute to each Unitholder cash in an amount equal to such Unitholder's Tax Liability for the preceding Fiscal Year, and any such distribution under this Section 5.2 shall reduce and applied against the distributions to be made in accordance with Section 5.1.

     Section 5.3  General Distribution Rules.
                  ---------------------------

     (a) No Unitholder may compel a distribution in kind by the Company or may be compelled to accept a distribution of any asset in kind from the Company to the extent that the percentage of the asset distributed to it exceeds a percentage of that asset which is equal to the percentage in which it shares in distributions from the Company.

     (b) The Company shall at all times be entitled to make payments with respect to any Unitholder in amounts required to discharge any obligation of the Company to withhold or make payments to any governmental authority with respect to any federal, state, local or other jurisdictional tax liability of such Unitholder arising as a result of such Unitholder's interest in the Company. Any such withholding payment shall be charged to the Capital Account of the Unitholder subject to such withholding and shall reduce the amounts otherwise distributable to such Unitholder hereunder.

     (c) Except as otherwise provided herein, all distributions of Distributable Funds pursuant to this Article V shall be distributed to the Unitholders in proportion to their Units.

     Section  5.4  Dissolution.   Notwithstanding   Section  5.1  hereof,   upon
dissolution of the Company all distributions of Distributable Funds shall be made in accordance with Section 10.3 hereof.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

     Section 6.1  Management.
                  -----------

     (a) The business and affairs of the Company shall be managed by the Manager. The Manager, on behalf of the Company, may assign and delegate the rights, duties and responsibilities under this Article VI to an Affiliate of Century or any other Person in accordance with the terms of a Management Agreement approved by a Required Interest (the "Casino Management Agreement"). Except as otherwise provided by nonwaivable provisions of Applicable Law or by this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to appoint the officers of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the business of the Company.

     (b) Any action taken by the Manager on behalf of the Company shall constitute the act of, and shall serve to bind, the Company, as the case may be, pursuant to this Article VI. In dealing with the Manager acting on behalf of the Company and in furtherance of the business of the Company, no Person shall be required to inquire into the authority of the Manager to bind the Company, and such Person shall be entitled to rely conclusively on the power and authority of the Manager as set forth in this Agreement.

     (c) Except as otherwise provided herein, the Manager shall have the authority to delegate to the officers of the Company such duties and responsibilities as the board of directors of a Delaware corporation is permitted under the Delaware General Corporation Law to delegate to the officers of such corporation.

     (d) Unless authorized to do so by the Manager in writing, no attorney-in-fact, employee or agent of the Company (other than the Manager or any duly appointed officers of the Company) shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable financially for any purpose.

     (e) The Unitholders  shall have no right to control or manage,  or take any part in the control or management of, the property, business, or affairs of the Company, except for the right to approve certain matters as provided herein.

     Section 6.2 Limitations on Authority of the Manager and Officers. Notwithstanding any other provision of this Agreement, neither the Manager nor the officers shall take action upon the following matters unless and until such action has been approved by majority in interest of Members other than the Manager if then a Member:

     (a) Any activity that is not consistent with the purposes of the Company as set forth in Section 2.6 hereof;

     (b) Any act in contravention of this Agreement; or

     (c) A material change in the nature of the business of the Company.

     Section 6.3 Manager. Century shall serve as the Manager of the Company until such time as it is dissolved, resigns or is removed. Any Manager may be removed with or without Cause, and a new Manager selected, by a Required Interest. Notwithstanding the preceding sentence, any Manager that is a Member may be removed for Cause, and a new Manager selected, by a majority in interest of Members other than the Manager if then a Member. If a Manager is a Member, the removal or resignation of such Manager shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of such Member.

     Section 6.4 Compensation and Reimbursement of Manager. So long as a Casino Management Agreement is in effect, the Manager shall not receive compensation for its services to the Company. If no Casino Management Agreement is in effect, the Manager shall receive reasonable compensation for its services. The Manager shall be reimbursed for its reasonable expenses incurred on behalf of the Company.

     Section 6.5 Time Devoted by Manager. The Manager shall devote whatever time, effort and skill it shall deem necessary to the operation of the Company and shall not be obligated to devote all of its time or business efforts to the affairs of the Company.

     Section 6.6  Officers.
                  ---------

     (a) Officers of the Company may be appointed from time to time by the Manager. No officer need be a Member or an officer of the Manager. Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. The Manager may assign titles to particular officers and, unless the Manager decides otherwise, if the title is one commonly used for officers of a Delaware corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office.

     (b) Each officer shall hold office until his successor is duly designated and qualified or until his death or until he resigns or is removed by the Manager with or without cause. Any number of offices may be held by the same
Person. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Manager.

     Section 6.7 Bank Accounts. The Manager and officers shall establish and maintain one or more separate bank and investment accounts and arrangements for funds of the Company in the name of the Company with financial institutions and firms that the Manager shall determine. The Manager and officers shall not commingle the Company's funds with the funds of any other Person.

     Section 6.8 Insurance. The Manager shall cause the Company to keep insured by financially sound and reputable insurers all property of a character usually insured, and carry such other insurance usually carried, by companies engaged in the same or similar business similarly situated as the Company, in such amounts, for such coverage and at such times as may be prudent under the circumstances.

     Section 6.9  Company Meetings.
                  -----------------

     (a) Regular meetings of the Members shall not be held; however, special meetings of the Members shall be held at such times as the Manager may request, such meetings to be held at the principal place of business of the Company or at such other place as the Manager may determine. A notice with respect to each such meeting containing the place and date thereof and a proposed agenda therefor shall be given to each Member no earlier than thirty (30) days and no later than two (2) days prior to the scheduled date of such meeting (although each Member shall be entitled to waive such notice and raise issues at such meeting relating to the business and operations of the Company, even if such issues are not set forth in the agenda). In addition, Tollgate may request a special meeting of the Members not more frequently than annually on not more than thirty (30) days advance notice to the Members. The presence of a Member at a meeting shall constitute waiver of any notice required to have been given. Members may participate in a meeting of the Company by means of a conference telephone or similar communications equipment permitting all persons participating in such meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

     (b) The holders of a majority of the outstanding Units entitled to vote present in person or by conference telephone or similar communications equipment shall constitute a quorum for the transaction of business at all meetings of the Members; provided that such quorum shall include Tollgate unless Tollgate fails to attend two consecutive meetings (or adjournments thereof), in which event Tollgate's presence shall not be required for the next meeting (or adjournment of a called meeting). At any meeting of the Members at which a quorum is present, a majority of votes properly cast by the Members (or their duly authorized proxies) upon any question shall decide the question, except in any case where a larger vote is required in accordance with this Agreement.

     (c) Any action required or permitted to be taken at any special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a Required Interest. Every written consent shall bear the date of signature of each Member who signs the consent. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given by the Company to those Members who did not consent in writing to the action; provided, however, that the Company shall not be prohibited from taking the action so approved pending or following the delivery of such notice.

     (d) Minutes of any meeting shall be taken and distributed to all Members.

                                   ARTICLE VII
                      RIGHTS AND OBLIGATIONS OF UNITHOLDERS

     Section 7.1 Limitation on Liability. Each Unitholder's liability shall be limited as set forth in the Agreement, the Act and other Applicable Law. No Unitholder will have personal liability for any debts or losses of the Company except as provided by Applicable Law.

     Section 7.2 Priority and Return of Capital. Except as may be expressly provided herein or in the rights and preferences of any Units, no Unitholder shall have priority over any other Unitholder, either as to the return of Capital or as to Profits, Losses or distributions of Distributable Funds. This
Section 7.2 shall not apply to any Unitholder Loans made to the Company.

                                  ARTICLE VIII
                          TRANSFER OF UNITS; WITHDRAWAL

     Section 8.1  Transfers and Withdrawals Generally.
                  ------------------------------------

     (a) A Unitholder may not Transfer, or permit to be Transferred, its Units or any part thereof in any way whatsoever or otherwise withdraw from the Company except as permitted pursuant to this Article VIII. Notwithstanding the foregoing, (i) any Member that is an entity may Transfer its Units to another entity that is controlled by its equity or beneficial owners or Affiliates; (ii) any Member that is an individual may Transfer his Units to (x) members of his immediate family (meaning his spouse, lineal descendants (including adopted children) and spouses of lineal descendants), (y) a trust or trusts for the exclusive benefit of such Member or any one or more of such Member's immediate family members or (z) a charitable organization (including a charitable trust, charitable foundation or similar entity), in each case provided that such transferees agree to be bound by the terms and provisions of this Agreement; and
(iii) any Member may Transfer its Units in a Transfer that is approved by a Required Interest so long as, in any case, such Transfer does not cause any holder to be a Disqualified Holder.

     (b) If a Unitholder attempts to, or suffers to occur, a Transfer, or attempts to withdraw from the Company, in violation of this Article VIII, (i) such attempted or suffered Transfer or attempted withdrawal shall be null and void in all respects, (ii) in the case of an attempted or suffered Transfer, no distribution of any kind, including any distribution pursuant to any liquidation, redemption or otherwise, shall be paid by the Company to the purported transferee in respect of the Units (all such rights to payment by the transferring Member /or the purported transferee being deemed waived), (iii) the voting rights of such Units, if any, shall terminate and the transferring or withdrawing Member shall only have the rights of an unadmitted assignee under the Act, (iv) neither the transferring Member nor the purported transferee shall be entitled to exercise any rights with respect to such Units until such Transfer in breach of this Agreement has been rescinded, and (v) the transferring or withdrawing Member shall be liable to the Company and the other Members for all damages that they may sustain as a result of such attempted or suffered Transfer or attempted withdrawal.

     Section 8.2  Voluntary Transfers.
                  --------------------

     (a) No Unitholder may voluntarily Transfer all or any portion of its Units unless each of the conditions set forth below are satisfied:

          (i) except in the case of Transfers permitted pursuant to the second sentence of Section 8.1(a), the Unitholder desiring to consummate such Transfer shall have made a Purchase Offer (as defined herein) and complied with the terms and provisions of Section 8.4 and such Unitholder's Units shall remain unpurchased after so complying;

          (ii) the Unitholder desiring to consummate such Transfer and the prospective transferee each execute and deliver to the Manager such instruments of transfer and assignment with respect to such Transfer and such other instruments, including an agreement to be bound by the provisions of this Agreement, as are reasonably satisfactory to the Manager; and

          (iii) such Transfer shall not cause:

               (A) a violation of the Securities Act of 1933 or any other applicable Federal or state securities laws; or

               (B) a breach or violation of or an event of default under, or give rise to a right to accelerate any obligation of the Company;

               (C) the Company, directly or indirectly, (x) to be classified as other than a partnership for purposes of the Code or (y) to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code;

               (D) the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company;

          (iv)  There  shall  have  been   delivered  to  the  Company  (at  the
     transferring Unitholder's cost and expense) an opinion of reputable counsel, satisfactory to the Manager, as to the matters set forth in
     Section 8.2(a)(iii) above, unless this requirement is waived in writing by the Manager.

     (b) Any transferee of Units (including pursuant to Transfers effected in accordance with this Article VIII) shall be admitted to the Company as a substitute Member only upon the consent of the Manager; provided, however, that the consent of the Manager shall not be required for a transferee permitted pursuant to Section 8.1(a) to be admitted as a substitute Member and such transferee shall be admitted as a substitute Member at such time as all of the other conditions in this Article VIII have been satisfied. Any transferee who is not admitted as a substitute Member shall be a Unitholder and shall only have the rights of an unadmitted assignee under the Act. A Unitholder who is not admitted as a Member shall be entitled only to allocation and distributions in accordance with this Agreement with respect to the Units held by such Unitholder, and shall have no right to any information or accounting of the affairs of the

Company, shall not be entitled to inspect the books and records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

     Section 8.3  Century Option.
                  ---------------

     (a) Century shall have the option to purchase all or a portion of Tollgate's Units in the Company on the terms set forth in Section 8.3(b). The option shall expire on the third anniversary of the last day of the month in which the Casino is opened to the public for business (the "Opening Date").

     (b) The exercise price shall equal the following, payable in cash at closing pursuant to Section 8.3(c):

          (i) If the option is exercised between the date of this Agreement and the Opening Date, xxxxx xxxxxxx; provided that if Tollgate's percentage interest in the Company is, as of the date of exercise of the option, reduced pursuant to Section 3.3(b), the exercise price shall equal xxxxx xxxxxxx multiplied by a fraction, the numerator of which is Tollgate's percentage interest in the Company as of the date of exercise, and the denominator of which is 35%.

          (ii) If the option is exercised after the date of the opening of the Casino and before the first anniversary of the Opening Date, xxxx xxxxxxx; provided that if Tollgate's percentage interest in the Company is, as of the date of exercise of the option, reduced pursuant to Section 3.3(b), the exercise price shall equal xxxx xxxxxxx multiplied by a fraction, the numerator of which is Tollgate's percentage interest in the Company as of the date of exercise, and the denominator of which is 35%.

          (iii) If the option is exercised after the first anniversary of the Opening Date and before the expiration of the option, an amount equal to xxxx xxx xxxxx the Casino's trailing twelve (12) months EBITDA as of the month-end preceding the date of exercise plus the Company's cash and minus Company debt and accrued interest in each case outstanding as of the month-end preceding the date of exercise, as set forth in the statement certified by the Manager, multiplied by the percentage that Tollgate's Units in the Company bear to the total number of Units outstanding as of the date of exercise.

     (c) Closing of Century's purchase of Tollgate's Units shall occur within thirty (30) days of Century's exercise of the option. At the closing, Tollgate shall deliver to Century such certificates and other transfer documents as Century may reasonably request to evidence the transfer, and a release of all claims against Century and the Company.

     Section 8.4  Right of Approval.
                  ------------------

     (a) If at any time or times (other than in the case of an assignment which is expressly permitted under the second sentence of Section 8.1(a)) after the expiration of the option in Section 8.3 Tollgate desires to sell or otherwise dispose of all or any portion of its Units, Tollgate shall deliver a Purchase Offer (as herein defined) to the Company and Century

(the "Offerees"). A "Purchase Offer" is a bona fide offer from a non-Affiliate to purchase all or a specific number of the Units held by Tollgate that (i) is in writing, (ii) sets forth a purchase price all in cash, payable at closing or over a fixed period of time, (iii) is not conditional on or coupled with any other transaction, (iv) includes any other material terms and conditions of the offer, (v) provides a statement of the proposed purchaser's financial ability to consummate the purchase, and (vi) provides a statement of any interests that may affect the purchaser's ability to be licensed by gaming authorities.

     (b) For a 60-day period following the receipt of the Purchase Offer by the Company and Century (the "Offer Period"), the Company and Century shall have the right, in their sole discretion to consent to or withhold consent from the Purchase Offer. If the Company and Century withhold consent from the Purchase Offer within such 60-day period, the sale shall not occur. If the Company and Century do not withhold consent from the Purchase Offer within such 60-day period, Tollgate may complete the sale of the Units to the Person(s) stated in the Purchase Offer for the price and on the terms specified in the Purchase Offer within 30 days after the expiration of such 60-day period or, if later, upon approval by the gaming authorities.

     (c) If Century in its sole discretion elects to participate in the sale of the Units and the purchaser is willing to purchase all of the Units held by the Members, all of the Members shall sell their Units to the purchaser on the same per Unit terms and conditions as are set forth in the Purchase Offer.

     Section 8.5  Co-Sale Rights and Obligations.
                  -------------------------------

     (a) If Century receives a bona fide offer from a third party to purchase Units and Century makes a determination to sell its Units in accordance with such offer (an "Approved Sale"), then Century shall deliver written notice of such sale to the other Members ("Sale Notice"), which notice shall identify the purchaser, the per Unit consideration to be paid by the purchaser and any other significant terms of the purchaser's offer.

     (b) At Century's sole option, Century may cause the other Members to participate in an Approved Sale by delivering a written notice of participation with the Sale Notice to the other Members in which case the other Members shall receive (in connection with the closing of the purchase) the same per Unit consideration as Century. Provided that the purchaser is willing to purchase all of the Units held by the Members, the Members shall fully cooperate with Century in connection with such Approved Sale and shall take all actions reasonably requested by Century (including executing and delivering a purchase agreement, on terms similar to those by which Century will be bound, with the purchaser) in connection with such Approved Sale.

     (c) If Century does not deliver the Notice of Participation with the Sale Notice as contemplated by Section 8.5(b), the Members may elect, within ten (10) days of receipt of the Sale Notice, to participate in the Approved Sale. Provided that the purchaser is willing to purchase all of the Units held by the Members, the Members shall fully cooperate with Century in connection with such Approved Sale and shall take all actions reasonably requested by

Century (including executing and delivering a purchase agreement, on terms similar to those by which Century will be bound, with the purchaser) in connection with such Approved Sale.

     Section 8.6 Purchase on Gaming Disqualification. If any Member becomes or is notified by gaming authorities that it is or may become a Disqualified Holder, such Member shall immediately take such actions including without limitation resignation of officers, directors or employees giving rise to the disqualification or sale or transfer of its Units to cease being or becoming a Disqualified Holder. Each Member shall promptly provide the Manager with any information (written or oral) it receives regarding its potentially becoming a Disqualified Holder. If such Member is unable to timely undertake such actions necessary or appropriate for it to no longer be treated as a Disqualified Holder, the Company or, at the Manager's option the other Member(s), shall purchase the Disqualified Holder's Units. Unless otherwise specified by the gaming authorities, the purchase price for such Units shall be at a price per Unit equal to fifty percent (50%) of the price per Unit determined by the Manager in good faith as the Fair Market Value of such Units or, if the Manager is the Disqualified Holder, the price per Unit of the last sale of Units by the Company. If the Members make such purchase, they shall purchase the Units in proportion to their ownership of Units; provided that the Members may agree to a different allocation, and if one or more Members do not elect to make such purchase the other Members may, but shall not be required to, purchase such unallocated Units in proportion to their respective ownership of Units or as they otherwise may agree. Closing of the purchase shall occur not later than the date required by the gaming authorities but in any event within 30 days after notice from the Manager to the Disqualified Holder. Unless otherwise specified by the gaming authorities, payment of the purchase price for the Units shall be in the form of an unsecured promissory note bearing interest at the prime rate as reported by The Wall Street Journal as of the date of purchase adjusted annually as of December 31 of each year, payable annually in five equal installments of principal, plus accrued interest to the payment date. For purpose of this Section 8.6, a "Disqualified Holder" shall mean any Member whose holding of Units, either individually or when taken together with the holding of Units by any other holders, may result in the loss of, or the failure to secure a gaming license or the reinstatement of, any gaming license from the gaming authorities held by the Company or any Affiliate to conduct any portion of the business of the Company.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

     Section 9.1  Conversion.
                  -----------

     (a) With the consent of a Required Interest and, provided it has not breached its material obligations hereunder at the time such consent is required, Tollgate (which consent shall not be unreasonably withheld or delayed), the Manager may cause the Company to be converted to a corporation taxable as such for federal income tax purposes. The conversion of the Company may be accomplished by any means available under applicable law, including (i) by filing a Certificate of Conversion in accordance with Section 265 of the Delaware General Corporation Law, (ii) a merger of the Company with and into a corporation formed for the purpose of such merger, or (iii) any other means determined appropriate by the Manager in consultation with the Company's legal and accounting advisors.

     (b) The capital structure of the corporation and the equity securities to be issued by the corporation in connection with such conversion shall be consistent with the capital structure and equity securities of the Company immediately prior thereto, with such fair and reasonable changes therein as determined by the Manager.

     (c) The organizational documents of the corporation shall provide that, to the extent practicable under applicable law, (i) the Manager of the Company (or individuals designated by the Manager) shall be the initial members of the board of directors of the corporation and (ii) the officers of the Company shall be appointed officers of the corporation having the same (or substantially same) titles and duties.

     (d) The conversion contemplated by this Section 9.1 may be undertaken notwithstanding the provisions of Section 2.8.

     (e) The Members hereby agree to take all reasonably necessary or desirable actions in connection with the conversion of the Company to a corporation pursuant to this Section 9.1 and to sign all instruments or documents reasonably requested by the Manager in connection therewith.

     (f) The Members and the Company hereby acknowledge and agree that it is their intention that their relative contractual rights and obligations contained in Article VIII hereof shall, to the extent possible, continue to apply to the corporation resulting from the conversion of the Company and the Members as stockholders of such corporation. Each Member hereby agrees, and the Company agrees to require, as a condition to any conversion, that the corporation agree to execute and deliver such agreements, instruments, documents and other writings as may be necessary or desirable to carry out the intention stated herein.

                                    ARTICLE X
                       DISSOLUTION AND WINDING UP AFFAIRS

     Section 10.1 Dissolution. No act, occurrence, event or circumstance shall cause or result in the dissolution of the Company, except that the Company shall dissolve upon the occurrence of any one or more of the following events:

     (a) the entry of a decree of judicial dissolution;

     (b) the sale of all or substantially all of the assets of the Company; provided, however, that if the Company receives any deferred or noncash consideration or has any continuing obligations in conjunction with such sale, the Company shall not be dissolved hereunder until the Manager determines that the continued existence of the Company is no longer necessary to collect or hold such deferred or noncash consideration or to satisfy any such continuing obligations; or

     (c) the approval by a Required Interest of the dissolution of the Company.

     Section 10.2 Winding Up. Upon dissolution of the Company, the Manager shall proceed to wind up the affairs of the Company and to liquidate the remaining assets of the Company. The person or persons actually conducting such winding up and liquidation, whether the Manager or a liquidator appointed by the Members if the Company has no Manager at such time, shall hereinafter be referred to in this Agreement as the "Liquidating Trustee." The Liquidating Trustee shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise thereof) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Company as provided for herein. Upon complete liquidation of the assets and compliance with the distribution plan set forth in Section 10.3, the existence of Company shall cease and the Liquidating Trustee shall execute, acknowledge and cause to be filed all certificates evidencing dissolution and termination of the Company.

     Section 10.3   Distributions upon Dissolution.
                    -------------------------------

     (a) The Liquidating Trustee shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business of the Company to be wound up as promptly as possible. To the extent permitted by the Act, the proceeds of such liquidation shall be applied in the following order of priority:

          (i) first, to creditors in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment), including Member Loans; and

          (ii) thereafter, to the holders of the Units in proportion to their positive Capital Account balances.

     (b) If upon termination and liquidation of the Company, the Liquidating Trustee determines that (i) an immediate sale of part or all of the assets would cause undue loss to the Members and (ii) the assets would be readily susceptible to division for distribution in kind to the Members, then, to that extent (but subject to the order of priorities in Section 10.3(a)), the Liquidating Trustee may distribute such assets to the Members in kind subject to the conditions of
Section 5.3(a).

     Section 10.4 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation.

     Section 10.5 Claims of Members. The Members and Unitholders shall look solely to the Company's assets for the return of their Capital Contributions and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Unitholders shall have no recourse against any other Member or Unitholder.

                                   ARTICLE XI
                             ACCOUNTING AND REPORTS

     Section 11.1  Books and Records.
                   ------------------

     (a) The Manager shall cause to be performed all general and administrative services on behalf of the Company and shall assure that the following records are kept at the office specified in Section 2.4: (i) true and full information regarding the status of the business and financial condition of the Company;
(ii) promptly after becoming available, copies of the Company's Federal, state and local income tax returns and reports for each Fiscal Year; (iii) a current list of the name and last known business, residence or mailing address of each Member and Manager; (iv) a copy of the Certificate and this Agreement and all amendments thereto and/or restatements thereof, together with executed copies of any written powers of attorney pursuant to which this Agreement or the Certificate and all amendments thereto have been executed; (v) true and full information regarding the amount of cash and a description and statement of Net Agreed Value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; (vi) other information regarding the affairs of the Company as is just and reasonable; (vii) minutes of every meeting of the Members; (viii) any written consents or resolutions obtained from Members for actions taken by Members without a meeting; and (ix) all other books, records and information required under the Act. The books and records of the Company shall be maintained on a cash or accrual basis as determined by the Manager.

     (b) Each Member shall have the right, subject to the Member's demonstration (to the reasonable satisfaction of the Manager) of a purpose reasonably related to the Member's interest as a Member of the Company, upon written demand, at reasonable times during usual business hours, to inspect and examine the books and records maintained pursuant to clauses (i) through (vii) of Section 11.1(a). Such right may be exercised through any agent or employee of a Member designated in writing by it or by an independent certified public accountant, engineer, attorney or other consultant so designated. The Member making the request shall bear all expenses incurred in any inspection, audit or examination made at such Member's request.

     (c) The accountants for the Company (the "Accountants") shall be an independent accounting firm as may be determined from time to time by the Manager and may be the same accounting firm as is used by Century and its Affiliates. The books of account and records of the Company shall be audited as of the end of each Fiscal Year by the Accountants.

     Section 11.2  Tax Return; Tax Elections.
                   --------------------------

     (a) The Manager shall cause to be prepared all tax returns and statements, if any, which must be filed on behalf of the Company with any taxing governmental authority. Not less than 30 days prior to the date (as extended) on which the Company intends to file its federal income tax return or state income tax return but in any event no later than August 1 of each year, the return to be filed by the Company shall be furnished to each Member together with such additional information as may be required by the Members in order for the Members to filed their individual tax returns reflecting the Company's operations. Not more than 10 days after the date on which the Company's federal and state tax returns are filed a copy of such return so filed by the Company shall be furnished to each Member.

     (b) The Manager shall make all tax elections on behalf of the Company; provided, however, that if a distribution of Company property as described in
Section 734 of the Code occurs or if a transfer of Units in the Company as described in Section 743 occurs, on the written request of any Member, the Company shall make an election pursuant to Section 754 of the Code to adjust the basis of Company properties.

     Section 11.3 Tax Matters Partner. The Manager is hereby designated as the "tax matters partner" for purposes of Section 6231(a)(7) of the Code with respect to all taxable years of the Company. The "tax matters partner" is authorized to (i) employ the Accountants and such attorneys and agents as it, in its sole discretion, deems necessary or appropriate, (ii) represent the Company and its Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or its Members, (iii) to the extent provided in Sections 6221 through 6231 of the Code, execute agreements or other documents that bind, or otherwise affect the rights of, the Company or its Members with respect to tax matters, and (iv) execute extensions of the statute of limitations for the Company or powers of attorney binding upon the Company. The "tax matters partner" shall not be liable to the Company or any Member for any action it takes or fails to take as "tax matters partner" with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Company, except for actions or omissions attributable to the gross negligence or willful misconduct of the "tax matters partner."

  Section 11.4  Financial Information. The Company shall furnish to each Member:
                ---------------------

     (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of income, members' equity and cash flows for the fiscal year then ended, unaudited but prepared in accordance with GAAP; and

     (b) within forty-five (45) days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year) a balance sheet of the Company and the related statements of income, members' equity and cash flows, unaudited but prepared in accordance with GAAP (except for notes and normal year-end adjustments).

                                   ARTICLE XII
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

     Section 12.1  Liability.
                   ----------

     (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     (b) Except as otherwise expressly required by Applicable Law, no Member shall have any liability for the debts, liabilities and obligations of the Company in excess of (a) the amount of its Capital Contributions, (b) its share of any assets and undistributed profits of the Company, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it.

     Section 12.2  Exculpation.
                   ------------

     (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any mistakes of judgment or any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of a final, non-appealable judgment that such Covered Person committed fraud, gross negligence or willful misconduct with respect to the Company.

     (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Unitholders might properly be paid.

     Section 12.3 Duties and Liabilities of Covered Persons. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

     Section 12.4 Indemnification. To the fullest extent permitted by Applicable Law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of a final, non-appealable judgment that such Covered Person committed fraud, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Unitholder or Manager shall have any personal liability on account thereof. The Company may, from time to time, enter into separate indemnity agreements with any of the Covered Persons or certain other parties.

     Section 12.5 Expenses. To the fullest extent permitted by Applicable Law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.4 hereof.

     Section 12.6 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall deem reasonable, on behalf of Covered Persons and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 hereof and containing such other procedures regarding indemnification as are appropriate.

     Section 12.7 Outstanding Businesses. Any Member, Manager or any Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members, Manager and officers of the Company shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Manager or any Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Manager or any Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

                                  ARTICLE XIII
                           CONFIDENTIALITY AND NON-USE

     Section 13.1 Restrictions on Disclosure. Each of the Members covenants and agrees for itself and its respective Affiliates and its and their respective successors and assigns that it shall not, unless authorized in writing by the Manager, disclose to any Person and shall hold in the strictest of confidence any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from the Company or any other Member, except:

     (a) to the officers, directors, partners (and the authorized representatives of any such partner), employees, attorneys, accountants, and other professionals of such Member to whom, and only to the extent that, such disclosure is necessary in furtherance of the purposes of this Agreement; provided, however, that the disclosing party shall be responsible for ensuring that such Persons comply with the confidentiality and non-use undertakings in this Article XIII and shall take reasonable precautions to ensure such compliance whether by agreement, establishment of internal regulations, or otherwise;

     (b) to the extent required by Applicable Law; and

     (c) to the extent that the disclosing party can establish that the information: (A) was generally available in the public domain, provided such availability was not the result of a violation of this Agreement; (B) was lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to the Member opposing the disclosure; (C) was disclosed to the general public with the written approval of the Member opposing the disclosure;
(D) was in the files, records or knowledge of the Member proposing disclosure immediately prior to the initial disclosure to such Member by the Company or any other Member; or (E) is developed independently by the Member proposing disclosure.

     Section 13.2 Restrictions on Use. Each of the Members covenants and agrees for itself and its respective Affiliates and its and their respective successors and assigns that it shall not use any proprietary or confidential information received from the Company or the other Members, except for the business of the Company or as specifically provided in this Agreement or as otherwise expressly authorized in writing by the Manager.

     Section 13.3 Violations. The Members agree that any violation of the obligations of confidentiality and non-use set forth herein would be likely to be highly injurious to the Company. The Members consent and agree that if a Member violates any of the provisions of this Article XIII, the Company shall be entitled, in addition to any other rights and remedies that they may have, including money damages, to apply to any court of law or equity of competent jurisdiction for specific performance and for injunctive or other relief in order to enforce or prevent any continuing violation of the provisions hereof.

                                   ARTICLE XIV
                                  MISCELLANEOUS

     Section 14.1 Title to Company Property. All assets shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property.

     Section 14.2 Waiver of Partition and Dissolution Right. To the extent permitted by law, each Member hereby waives its right to bring or maintain in any court an action for partition pertaining to any assets of the Company or an action seeking dissolution of the Company.

     Section 14.3  Amendment.
                   ----------

     (a) Amendments to this Agreement may be proposed from time to time by the Manager. Following such proposal, the Manager shall submit to the Members a verbatim statement of any proposed amendment, and the Manager shall include in any such submission a recommendation as to the proposed amendment. The Manager shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the Manager may require response within a reasonable specified time, but not less than 15 business days, and failure to respond in such time period shall constitute a vote which is consistent with the recommendation of the Manager with respect to the proposal. Except as otherwise provided in Section 14.3(b), a proposed amendment shall be adopted and be effective as an amendment hereto if it receives the affirmative vote of those Members holding a majority of the Units entitled to vote.

     (b) Notwithstanding Section 14.3(a) hereof, this Agreement shall not be amended without the consent of each Person adversely affected if such amendment would (i) modify the limited liability of a Member, (ii) alter a Member's right to transfer all or any portion of its Units in accordance with the terms of this Agreement, (iii) alter the rights of the Members under Section 3.3, (iv) alter any provision contained in this Section 14.3 (with any such alteration being deemed to adversely affect each Member), (v) modify the provisions of Section
8.3 or Section 8.5, (vi) limit or adversely affect such Person's voting rights; or (vii) otherwise materially and adversely affect the rights or obligations of a Member; provided, however, that the provisions hereof shall not apply in the case of any effect or reduction that applies proportionately to all Members (except for a disproportionate effect resulting from such Person's failure to make additional Capital Contributions as contemplated by Section 3.3(b)).

     Section 14.4 Notices. Any and all notices, requests, consents or other communications permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed received (a) if given by electronic transmission (as defined in Section 14.15), upon electronic confirmation of receipt if received on a business day and during normal business hours of the recipient, and otherwise on the next business day following electronic confirmation of receipt, (b) if given by certified mail, return receipt requested, postage prepaid, three business days after being deposited in the United States mails and (c) if given by Federal Express or other overnight carrier service or other means, when received or personally delivered. The mailing address and facsimile number of each of the parties is as follows, which address and number may be changed by notice given in the manner provided in this Section 14.4:

              If to the Company:  CC TOLLGATE LLC
                                  [ADDRESS]
                                  Telephone: (___)
                                  Facsimile: (___)
                                  Attention:

     If to the Members, to the address for each Member specified on Schedule A attached hereto.

     Section 14.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ANY CONFLICT OF LAW OR CHOICE OF LAW PRINCIPLES OF THE STATE OF DELAWARE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION OTHER THAN DELAWARE.

     Section 14.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

     Section 14.7 Further Assurances. Each Member shall from time to time execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

     Section 14.8 Conflicts. In the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act or Applicable Law, the applicable provision of the Act or Applicable Law shall control.

     Section 14.9 Severability. Every provision of this Agreement is severable. If any term or provision hereof is held to be illegal, invalid or unenforceable for any reason by any duly constituted court, agency or tribunal, the legality, validity or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 14.10 Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

     Section 14.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Company.

     Section 14.12 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights hereunder may be assigned except as provided herein.

     Section 14.13 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings among the parties hereto with respect to the subject matter hereof.

     Section 14.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 14.15 Electronic Transmissions. Each of the parties hereto agrees that (i) any consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document,
(ii) any such consent or document shall be considered to have the same binding and legal effect as an original document and (iii) at the request of any party hereto, any such consent or document shall be re-delivered or re-executed, as appropriate, by the relevant party or parties in its original form. Each of the parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense. For purposes of this Agreement, the term "electronic transmission" means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

     Section 14.16 Counsel to Company. Counsel to the Company may also be counsel to the Manager and or any Member of the Company. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the Colorado Rules of Professional Conduct or similar rules in any other relevant jurisdiction. The Company has selected Faegre & Benson LLP ("Company Counsel") as legal counsel to the Company. Each Member acknowledges that Company Counsel currently represents Century Casinos, Inc. and has represented the interests of the Manager in the preparation and negotiation of this Agreement and that Company Counsel has advised Tollgate to seek independent counsel in connection with its review of this Agreement and its investment in the Company. Each Member acknowledges that Company Counsel does not represent any Member in the absence of a clear and explicit agreement to such effect between the Member and Company Counsel, and that in the absence of any such agreement Company Counsel shall owe no duties directly to a Member.

                         [Signatures on Following Page]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement this 12th day of October, 2004, to be effective as of the date and year first above written.



                  INITIAL MEMBERS:


                  CENTURY CASINOS TOLLGATE INC.

                  By:  /s/ Peter Hoetzinger
                     -------------------------

                  Printed Name: Peter Hoetzinger






                  CENTRAL CITY VENTURE, LLC

                  By:  /s/ John Zimpel
                     ------------------------

                  Printed Name: John Zimpel

                  Title:  Managing Member


                  By:  /s/ E. Janvier Zimpel
                     ------------------------

                  Printed Name: E. Janvier Zimpel

                  Title:  Managing Member



            [Signature Page to Limited Liability Company Agreement]

                                   Schedule A

   Members, Capital Contributions, Initial Capital Account Balances and Units

Name, Address and Taxpayer                              Initial Capital
Identification Number of Member  Capital Contribution   Account Balance   Units

Century Casinos Tollgate Inc.   Cash of $____________   $_____________    ______
[ADDRESS]
Phone:  (___)______________
Facsimile:  (___)__________
EIN:
------------------------------------------ -------------------------------------

Central City Venture, LLC    Property Valued at $______ $____________     ______
[ADDRESS]
Phone:  (___)____________
Facsimile:  (___)________
EIN:
------------------------------------------ -------------------------------------